Exhibit 10.10

Exclusive Option Agreement

This Exclusive Option Agreement (the “Agreement”) is entered into on May 24, 2023, by and among the following Parties:

1.	All the shareholders listed in Schedule A, of which the information see Schedule A. (All the shareholders listed in Schedule A separately and collectively referred to as the “Existing Shareholders”);

2.	ZeroLimit Holdings (Shenzhen) Co., Ltd. (the “WFOE”)

Registered address: [2005, Haowei Technology Building, No. 2, South 8th Keji Road, Gaoxin Community, Yuehai Street, Nanshan District, Shenzhen]

PRC USCI Number: XXXXXXXXXXXXXXXXXX

3.	Zhenglian Technology (Shenzhen) Co., Ltd. (the “Company”)

Registered address: [2001-2009, Haowei Technology Building, No. 2, South 8th Keji Road, Gaoxin Community, Yuehai Street, Nanshan District, Shenzhen]

PRC USCI Number: XXXXXXXXXXXXXXXXXX

(In this Agreement, each Party shall be referred to as a “Party” respectively or as the “Parties” collectively.)

Whereas:

(1) The Existing Shareholders currently are registered shareholders of the Company, lawfully and legally holding all the equity of the Company. As of the date of this Agreement, the amount of contribution of each Existing Shareholder in the registered capital is shown in Schedule A.

(2) The Existing Shareholders agree to grant WFOE and/or any other entity or individual designated by the WFOE (the “Designees”) an exclusive option to purchase all the equity held by the Existing Shareholders in the Company without prejudice to the law of People’s Republic of China (“PRC”, for the purpose of this agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region), and the WFOE agrees to accept such transfer.

(3) The Company agrees to grant WFOE and/or the Designees an exclusive option to purchase all assets of the Company without prejudice to the PRC law, and the WFOE agrees to accept such assets.

(4) The Existing Shareholders and the Company agree to irrevocably grant the exclusive Equity Call Option and Assets Call Option to the WFOE in order to complete the equity and assets transfer mentioned above. Without prejudice to the PRC law and according to the Equity Call Option and Assets Call Option, the Existing Shareholders or the Company shall transfer the Option Equity Interest and the Company Assets (defined as follows) to the WFOE and/or the Designees according to this Agreement at the request of the WFOE.

(5) The Company agrees that the Existing Shareholders grant the Equity Call Option to the WFOE pursuant to this Agreement.

(6) The Existing Shareholders agree that the Company grants Assets Call Option to the WFOE pursuant to this Agreement.

Therefore, the Parties hereby agree as follows upon mutual negotiations:

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1. Definition

1.1   Unless otherwise required in the context, the following terms in this Agreement shall have the following meanings:

1.1.1   “PRC Law” means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

1.1.2   “Equity Call Option” means the option to purchase the equity interests in the Company granted by the Existing Shareholders to the WFOE pursuant to the terms and conditions of this Agreement.

1.1.3   “Assets Call Option” means the option to purchase any assets of the Company granted by the Company to the WFOE pursuant to the terms and conditions of this Agreement.

1.1.4   “Option Equity Interest” means, in respect of each Existing Shareholder, the equity interest owned by him or her (including the additional equity interest obtained by him or her due to capital increase, share transfer or any other reasons) in the Registered Capital (defined as follows) of the Company, and in respect of all the Existing Shareholders, the 100% equity interests in the Registered Capital of the Company.

1.1.5   “Registered Capital of the Company” means the registered capital of the Company as of the signing date of this Agreement, i.e., RMB20,000,000, and includes any increased registered capital within the term of this Agreement.

1.1.6   “Target Equity Interests” means the equity interests which the WFOE or its designated entity or individual is entitled to purchase from all Existing Shareholders or any Existing Shareholder at the request of the WFOE upon its exercise of the Equity Call Option in accordance with Section 3 hereof, the amount of which may be all or part of the Option Equity Interest and shall be determined by the WFOE at its sole discretion in accordance with the then effective PRC Law and its commercial needs.

1.1.7   “Target Assets” means the assets of the Company which the WFOE or the Designees is/are entitled to purchase from the Company at the request of the WFOE upon its exercise of the Assets Call Option in accordance with Section 3 hereof, the amount of which may be all or part of the assets of the Company and shall be determined by the WFOE at its sole discretion in accordance with the then effective PRC Law and its commercial needs.

1.1.8   “Exercise” means the exercise of the Equity Call Option or Assets Call Option by the WFOE.

1.1.9   “Transfer Price” means the aggregate consideration payable to the Existing Shareholders or the Company by the WFOE or the Designees for the Target Equity Interests or the Target Assets in each Exercise.

1.1.10   “Operating Licenses” means any approvals, permits, filings or registrations which are necessary for the lawful and effective operation by the Company of all its businesses, including without limitation to the Business License and other relevant licenses and permits as required by the then effective PRC Law.

1.1.11   “Company Assets” means all the tangible and intangible assets which the Company owns or is entitled to use within the term of this Agreement, including without limitation to any fixed assets, moveable assets and intellectual property, including trademarks, copyrights, patents, proprietary technology, domain names and software use rights, etc.

1.1.12   “Material Agreement” means any agreement to which the Company is a party which has material impact on the businesses or the assets of the Company, including without limitation to the Exclusive Consulting and Services Agreement entered into by and between the Company and the WFOE and other material agreements relating to the business of the Company.

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1.1.13   “Purchase Rights” means the rights to purchase equity or assets under the Equity Call Option or Assets Call Option.

1.2    Any PRC Law referred to herein shall:

1.2.1   include the amendments, changes, supplements and reenactments thereto, irrespective of whether they take effect before or after the execution of this Agreement; and

1.2.2   include the references to other decisions, notices or regulations enacted in accordance therewith or which become effective as a result thereof.

2. Grant of Equity Call Option and Assets Call Option

2.1   The Existing Shareholders hereby severally and jointly agree to irrevocably and unconditionally grant an exclusive Equity Call Option to the WFOE, according to which the WFOE may, to the extent permitted under the PRC Law and subject to the terms and conditions of this Agreement, request the Existing Shareholders to transfer the Option Equity Interest to the WFOE or the Designees. The WFOE agrees to accept such Equity Call Option.

2.2   The Company hereby agrees to the grant of the Equity Call Option to the WFOE by the Existing Shareholders under Section 2.1 and other provisions of this Agreement.

2.3   The Company hereby agrees to irrevocably and unconditionally grant an exclusive Assets Call Option to the WFOE, according to which the WFOE may, to the extent permitted under the PRC Law and subject to the terms and conditions of this Agreement, request the Company to transfer all or any of the Company Assets to the WFOE or the Designees. The WFOE agrees to accept such Assets Call Option.

2.4   The Existing Shareholders hereby severally and jointly agree to the grant of the Assets Call Option to the WFOE by the Company under Section 2.3 and other provisions of this Agreement.

3. Exercise of Options

3.1   Subject to the terms and conditions of this Agreement and to the extent permitted under the PRC Law, the WFOE shall have the sole discretion in deciding the schedule, manner and times of its Exercise; The WFOE is entitled to request the Existing Shareholders to transfer all or part of the equity interests or assets in the Company to the WFOE or the Designees at any time.

3.2   Each of Existing Shareholders and the Company hereby warrants to the WFOE respectively that, once the WFOE is allowed to directly hold the Company’s equity interests while the Company is allowed to continue the operation of its current business under the current PRC laws and regulations, the WFOE is entitled to exercise the Purchase Rights under this Agreement immediately.

3.3    For each exercise of the Equity Purchase Right by the WFOE:

3.3.1   Existing Shareholders shall, at the request of the WFOE, promptly adopt shareholders’ resolutions to approve the transfer of equity interests to the WFOE and/or the Designees, and/or issue a written statement certifying its consent to waive any right of first refusal under the PRC laws and regulations and agreements among relevant shareholders;

3.3.2   Existing Shareholders shall execute an equity interests transfer agreement with the WFOE and/or the Designees in accordance with this Agreement;

3.3.3   The relevant Parties shall execute all other necessary agreements or documents, obtain all necessary government approvals and permits, and take all necessary actions to transfer the valid ownership of the Target Equity Interests to the WFOE and/or the Designees, taking free of any security interests, and cause the WFOE and/or the Designees to become the registered owner(s) of the Target Equity Interests.

3.3.4   Existing Shareholders and the Company shall take all necessary actions to ensure that the transfer of Target Equity Interests is undisturbed in substance or in procedure. Neither Existing Shareholders nor The Company shall impose any impediments or restrictions on the transfer of the Target Assets unless otherwise specified herein;

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3.3.5   Existing Shareholders shall procure the Company to adopt shareholders’ resolutions to approve the equity interests transfer by exercising the Equity Purchase Right and the amendment of the articles of association of the Company;

3.3.6   Existing Shareholders shall, together with the WFOE and/or the Designees, and all of the then other shareholders of the Company, procure and assist the Company to make registration filings to reflect the change with the relevant registration authorities; and

3.3.7   Existing Shareholders shall handle other necessary matters to accomplish the Equity Purchase Right.

3.4    For each exercise of the Asset Purchase Right by the WFOE:

3.4.1   The Company shall, at the request of the WFOE, promptly adopt shareholders’ resolutions to approve the transfer of its assets to the WFOE and/or the Designees; and Existing Shareholders shall, at the request of the WFOE, vote for such transfer of assets to the WFOE and/or the Designees in the Company’s internal decision procedures;

3.4.2   The Company shall enter into an asset transfer agreement with the WFOE and/or the Designees in accordance with this Agreement;

3.4.3   The relevant Parties shall execute all other necessary agreements or documents, obtain all necessary government licenses and permits, and take all necessary actions to transfer valid ownership of the Target Assets to the WFOE and/or the Designees, taking free of any Security Interests, and cause the WFOE and/or the Designees to become the registered owner(s) of the Target Assets (if necessary); and

3.4.4   Existing Shareholders and the Company shall take all necessary actions to ensure the transfer of Target Assets undisturbed in substance or in procedure. Neither Existing Shareholders nor the Company shall impose any impediments or restrictions on the transfer of the Target Assets unless otherwise specified herein.

4. Transfer Price

4.1   In respect of the Equity Call Option, in each Exercise, the Transfer Price that WFOE or the Designees shall pay to the respective Existing Shareholders shall be the amount in proportion to their respective contributions to the Registered Capital of the Company.

4.2   In respect of the Assets Call Option, in each Exercise, WFOE or the Designees shall pay the Company the net book value of the relevant assets.

4.3   If relevant PRC Law then applicable to the WFOE’s Exercise of Equity Call Option or Assets Call Option requires to make assess evaluation of the equity or assets to be transferred or makes restrictions on the transfer price of the equity or assets to be transferred, WFOE, the Existing Shareholders and the Company agree that the transfer price shall be the lowest price permitted by the PRC Law. If the lowest price permitted by the PRC Law is higher than the corresponding capital contribution of the transfer equity and/or the net book value of the purchased assets, the Existing Shareholders and/or the Company shall pay all the remaining of the excess amount to WFOE after deducting all the taxes and fees required by the applicable PRC Law.

5. Representations and Warranties

5.1   The Existing Shareholders hereby severally and not jointly represent and warrant as follows, except for the disclosure of Schedule A:

5.1.1   If the Existing Shareholder is a natural person, he/she is a PRC citizen with full capacity, having full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an independent legal subject of litigation. If the Existing Shareholder is not a natural person, it is a legal entity validly established and lawfully existing under the laws of the PRC, having full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an independent legal subject of litigation.

5.1.2   Each of the Existing Shareholders has full power and authority to execute, deliver and perform this Agreement and all the other documents to be entered into by them which are related to the transaction contemplated hereunder, as well as to consummate the transaction hereunder.

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5.1.3   This Agreement is duly and lawfully executed and delivered by the Existing Shareholders and shall constitute legal, valid and binding obligations to them, which shall be enforceable against them in accordance with the terms herein.

5.1.4   The Existing Shareholders are the registered legal owners of the Option Equity Interest as of the date hereof, and the Option Equity Interest is free and clear of any liens, pledges, claims, other encumbrances or third-party interests, except for the pledge rights created by the Equity Interest Pledge Agreements dated May 24, 2023 among the Company, the WFOE and the respective Existing Shareholders. Pursuant to this Agreement, the WFOE and/or the Designees can, upon the Exercise, obtain ownership of the Target Equity Interests free and clear of any liens, pledges, claims, other encumbrances or third party right.

5.2    The Company hereby represents and warrants as follows:

5.2.1   The Company is a limited liability company duly registered and validly existing under PRC Law with an independent corporate legal person status. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and can act as an independent party in any lawsuits.

5.2.2   The Company has full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated herein which are to be executed by it, and it has full power and authority to consummate the transaction contemplated herein.

5.2.3   This Agreement is duly and lawfully executed and delivered by the Company and shall constitute legal, valid and binding obligations to it.

5.2.4   The Company Assets are free and clear of any liens, mortgages, claims, other encumbrances or third-party rights. Pursuant to this Agreement, upon the Exercise, the WFOE and/or the Designees is/are entitled to the good ownership of the Company Assets free from any liens, mortgages, claims, any other security interests and third-party rights.

5.2.5   The Existing Shareholders are the registered legal owners of the Option Equity Interest as of the date hereof, aggregately holding 100% equity of the Company. The Option Equity Interest is free and clear of any liens, pledges, claims, other encumbrances or third-party interests, except for the pledge rights created by the Equity Interest Pledge Agreements dated May 24, 2023 among the Company, the WFOE and the respective Existing Shareholders. Pursuant to this Agreement, the WFOE and/or the Designees can, upon the Exercise, obtain ownership of the Target Equity Interests free and clear of any liens, pledges, claims, other encumbrances or third party right.

5.3    The WFOE hereby represents and warrants as follows:

5.3.1   It is a wholly foreign-owned enterprise duly incorporated and validly existing under PRC Law with an independent legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and can act as an independent party in any lawsuits.

5.3.2   It has full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated herein which are to be executed to it, and it has full power and authority to consummate the transaction contemplated herein.

5.3.3   This Agreement is duly and lawfully executed and delivered by WFOE and shall constitute legal, valid and binding obligations to it.

6. Undertakings by the Existing Shareholders

Each of Existing Shareholders hereby severally and not jointly undertakes as follows:

6.1   During the term of this Agreement, without prior written consent of the WFOE, each of Existing Shareholders:

6.1.1   Shall not transfer or otherwise dispose of any Option Equity Interest or create any encumbrances or third-party interests upon any Option Equity Interest.

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6.1.2   Shall not increase or reduce the Registered Capital of the Company, or cause or agree to the merger of the Company with any other entities;

6.1.3   Shall not dispose of, or procure the management of the Company to dispose of, any material Company Assets or create any encumbrances or third-party interests upon any Company Assets;

6.1.4   Shall not, and shall procure the management of the Company not to, terminate any Material Agreement to which the Company is a party, or enter into any other agreements which are in conflict with the existing Material Agreements;

6.1.5   Shall not procure the Company to declare or distribute any distributable profits, dividends or other distributions;

and

6.1.6 Shall not vote in favor of the Company’s termination, liquidation or dissolution;

6.1.7 shall ensure that the Company shall not lend or borrow any money, or provide guarantee with assets of the Company or engage in security activities in any other forms, or bear any substantial obligations other than on the arm’s length basis, without the prior written consent by the WFOE.

6.2   During the term of this Agreement, each of the Existing Shareholders shall not engage in any actions or omissions which may affect the validity of the Operating Licenses.

6.3   Each of the Existing Shareholders hereby individually takes that he/she/it must make all his/her/its efforts during the term of this Agreement to develop the business of the Company, and ensures that the operations of the Company are legal and in compliance with the regulations and that is shall not engage in any actions or omissions which might harm the assets and/or interest of the Company or the Company’s credit standing or affect the validity of any permissions/authorizations/certifications relating to the business and operation of the Company.

7. Undertakings by the Company

The Company undertakes as follows:

7.1   In the event the execution and performance of this Agreement and the grant of the Equity Call Option or the Assets Call Option hereunder is subject to any third party’s consents, approvals, waivers, licenses, or any approvals, permits, waivers, registrations or filings from or with governmental authorities (as required by the laws), the Company shall make efforts to assist in the above procedure.

7.2   Without prior written consent of the WFOE, the Company shall not assist or permit the Existing Shareholders to transfer or dispose of any Option Equity Interest or create any encumbrances or other third-party interest upon the Option Equity Interest.

7.3   Without prior written consent of the WFOE, the Company shall not transfer or otherwise dispose of any material Company Assets or create any encumbrances or other third-party interest upon any Company Assets.

7.4   It shall not take or allow any acts or actions which could have adverse effect upon the interests of the WFOE under this Agreement, including without limitation to any acts or actions as restricted under Clause 6.1 hereof.

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8. Confidentiality

8.1   Notwithstanding the termination of this Agreement, each Party shall keep confidential all of the business secrets, proprietary information, customer information as well as any other information of confidential nature it receives from the other Parties in connection with the execution and performance of this Agreement (collectively referred to as the “Confidential Information”). Without prior written consent of the disclosing party of the Confidential Information or unless required by relevant laws and regulations or requirements of the stock exchange on which a Party’s affiliate is listed, any Party receiving the Confidential Information shall not disclose any such Confidential Information to any other third party, or use any such Confidential Information directly or indirectly for any purpose other than for the performance of this Agreement.

8.2    The following information shall not constitute the Confidential Information:

8.2.1   Any information which, as shown by written evidence, has previously been known to the receiving Existing Shareholders way of legal means;

8.2.2   Any information which enters the public domain other than as a result of a fault of the receiving Party; or

8.2.3   Any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.

8.3   The receiving party may disclose Confidential Information to its relevant employees, agents or professionals engaged by it, provided that such receiving party shall ensure that the aforesaid persons are subject to the terms and conditions of this Agreement and the receiving party shall be liable for any liabilities arising from breach of the terms and conditions hereof by the aforesaid persons.

8.4   Notwithstanding any other provisions herein, the validity of this Clause 8 shall survive the termination of this Agreement.

9. Term of This Agreement

This Agreement shall become effective as of the date of the execution by the Parties. This Agreement is the final agreement reached among the Parties on the exclusive option and relevant issues which shall supersedes any and all prior consultations, negotiations or discussions, representations, memorandum, agreements or other documents (including without limitation the Exclusive Option Agreement executed by and among the Company, the WFOE and the Existing Shareholders on May 24, 2023. In case of any conflict, contradiction or inconsistency, this Agreement shall prevail. This Agreement shall remain valid until all of the Option Equity Interest and the Company Assets have been lawfully transferred to the WFOE and/or the Designees in accordance with the provisions hereof.

10. Notice

10.1   Any notice, request, demand and other correspondences as required by or made in accordance with this Agreement shall be delivered to the relevant Party in writing.

10.2   The above notice or other correspondences shall be deemed to have been delivered upon delivery when it is transmitted by facsimile or telex, or upon handed over to the receiver when it is delivered in person, or on the fifth (5) day after posting when it is delivered by mail, or on the date of receipt by the recipient if by express delivery. However, if the notice is returned due to the fault of the served party or the refusal of the served party to sign for it, the date on which the notice is returned shall be deemed as service. In case of simultaneous delivery in any of the above forms, the earliest deemed time of delivery shall prevail.

11. Default Liabilities

11.1   The Parties agree and acknowledge that if any Party (the “Defaulting Party”) breaches any provision hereunder, or fails to perform or delays in performing any obligations hereunder, such breach, failure or delay shall constitute a default hereunder (the “Default”) and that in such event, the non-defaulting Party/Parties (the “Non- Defaulting Party”) shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures with such reasonable time or within ten (10) days of the Non-Defaulting Party notifying the Defaulting Party in writing and requesting it to cure such Default, the Non-Defaulting Party may elect, in its (their) discretion, to do the following:

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11.1.1   if the Defaulting Party is any of Each of the Existing Shareholders or the Company, the WFOE shall have the right to terminate this Agreement and claim the Defaulting Party to indemnify the damages. For the avoidance of doubt, the responsibility of the Existing Shareholders or the responsibility among the Existing Shareholders and the Company is independent, and the shareholders do not bear any joint liability for any obligation or responsibility of the other Existing Shareholders or the Company;

11.1.2   if the Defaulting Party is the WFOE, the Non-defaulting Party has right to claim the Defaulting Party to indemnify the damages, provided that in no event shall the Non-defaulting Party have the right to terminate or rescind this Agreement, except that the contrary is provided by the law.

11.2 Notwithstanding any other provisions herein, the effectiveness of this Clause shall survive the suspension or termination of this Agreement.

12. Governing Laws and Dispute Resolutions

12.1   The execution, effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the PRC laws.

12.2   Any dispute in connection with this Agreement or arising out of the performance of this Agreement, shall be resolved in first instance through friendly negotiations among the Parties. If the dispute is not resolved through negotiations within 60 days after the delivery of a written notice by one party in relation to the dispute, any party can submit the dispute to Shenzhen Court of International Arbitration in Shenzhen The arbitral awards shall be final and binding on all Parties.

12.3   During the proceeding of arbitration, except for the matters under dispute, the Parties shall continue their performance of obligations under this Agreement. The arbitrators shall have the right to make appropriate awards based on the actual circumstances and give the WFOE appropriate legal remedies, including restrictions on the business operations of Existing Shareholders and/or the Company, restrictions, prohibitions or enforced transfer or disposition of the equity interests or assets of Existing Shareholders and/or the Company, and liquidation of Existing Shareholders and/or the Company.

12.4   Upon the request of either Party to the dispute, the court of competent jurisdiction can grant temporary reliefs, such as seizing or freezing the assets of the defaulting Existing Shareholdersased on judicial decisions or verdicts. After the arbitral award takes effect, any Party is entitled to apply to a court of competent jurisdiction for enforcement of such awards.

12.5   Unless otherwise awarded by the arbitration commission, the losing party shall bear all the arbitration or prepaid expenses (including but not limited to arbitration expense, arbitrator and lawyer’s fee, travelling expense, etc.).

13. Miscellaneous Provisions

13.1   Any rights, powers and remedies entitled to any Existing Shareholders any provision herein shall not preclude any other rights, powers and remedies entitled to such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies.

13.2   No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with laws (the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial exercise of the Rights shall not preclude its exercise of such Rights in any other way or its exercise of other Rights.

13.3   The headings of the sections herein are for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

13.4   Each provision contained herein shall be severable and independent from other provisions. If at any time one or several provisions herein shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

13.5   This Agreement, upon its execution, supersedes any other legal documents executed by the Parties with respect to the same subject hereof. Any amendments or supplements to this Agreement shall be in writing and shall become effective upon duly execution by the Parties hereto.

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13.6   No Party shall assign any of its rights and/or obligations hereunder to any third parties without prior written consent from other Parties.

13.7   This Agreement shall be binding on the legal transferees or successors of the Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Signature of Existing Shareholders 1: ZeroLimit Digital Technology Co., Ltd. Authorized Representative:

Signature of Existing Shareholders 2: Kai Hu:

Signature of Existing Shareholders 3: Jian Gang:

Signature of Existing Shareholders 4: Baifen Le:

WFOE: ZeroLimit Holdings (Shenzhen) Co., Ltd. Authorized Representative:

The Company: Zhenglian Technology (Shenzhen) Co., Ltd. Authorized Representative:

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Schedule A

Basic information of the Company

Company Name: Zhenglian Technology (Shenzhen) Co., Ltd.

Registered Address: [2001-2009, Haowei Technology Building, No. 2, South 8th Keji Road, Gaoxin Community, Yuehai Street, Nanshan District, Shenzhen]

United Social Credit Code: XXXXXXXXXXXXXXXXXX

Registered Capital: RMB 20,000,000

Legal Representative: Guangqing Hu

Shareholding Structure:

		PRC USCI
		Number/PRC ID	Registered Capital	Shareholding
#	Shareholder's Name	Card Number	(RMB)	Percentage
1	ZeroLimit Digital Technology Co., Ltd.	XXXXXXXXXXXXXX XXXX	14,600,000	73%
		XXXXXXXXXXXXXX
2	Kai Hu	XXXX	2,200,000	11%
		XXXXXXXXXXXXXX
3	Jian Gang	XXXX	2,200,000	11%
		XXXXXXXXXXXXXX
4	Baifen Le	XXXX	1,000,000	5%
	Total		20,000,000	100%

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Schedule B

Form of the Exercise Notice

To: ZeroLimit Digital Technology Co., Ltd., Kai Hu, Jiang Gang, Baifen Le

In view of the Exclusive Option Agreement dated as of May 24, 2023 (the “Option Agreement”) entered into by and among the undersigned, the Company and ZeroLimit Digital Technology Co., Ltd., Kai Hu, Jiang Gang, Baifen Le, pursuant to which you shall, upon request by us and to the extent permitted by the PRC laws and regulations, transfer the assets of the Company to us or any third party designated by us.

Therefore, we hereby issue this notice to you as follows:

We hereby request the exercise of the Assets Call Option under the Option Agreement and that the equity you have in the Company (the “Proposed Transferred Assets”) be transferred to us/ [name of company/individual] designated by us. You are required to promptly transfer all the Proposed Transferred Assets to us/ [name of the designated company/individual] upon receipt of this notice in accordance with the terms of the Option Agreement.

Yours faithfully,

ZeroLimit Holdings (Shenzhen) Co., Ltd.

(Company seal)

Authorized Representative:

Date:

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Schedule C

Form of the Exercise Notice

To: Zhenglian Technology (Shenzhen) Co., Ltd.

In view of the Exclusive Option Agreement dated as of May 24, 2023 (the “Option Agreement”) entered into by and among the undersigned, your company and all the shareholders of your company at that time, pursuant to which the Company shall, upon request by us and to the extent permitted by the PRC laws and regulations, transfer the assets of the Company to us or any third party designated by us.

Therefore, we hereby issue this notice to your company as follows:

We hereby request the exercise of the Assets Call Option under the Option Agreement and that the assets of the Company as list in the schedule attached hereto (the “Proposed Transferred Assets”) be transferred to us/ [name of company/individual] designated by us. You are required to promptly transfer all the Proposed Transferred Assets to us/ [name of the designated company/individual] upon receipt of this notice in accordance with the terms of the Option Agreement.

Yours faithfully,

ZeroLimit Holdings (Shenzhen) Co., Ltd.

(Company seal)

Authorized Representative:

Date:

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